Exhibit 21.1
POWERSECURE INTERNATIONAL, INC.
List of Subsidiaries

PowerSecure, Inc., a Delaware corporation
EfficientLights, LLC, a Delaware limited liability company
Innovative Electronic Solutions Company, LLC, a Delaware limited liability company (2/3 ownership)
EnergyLite, Inc., a Delaware corporation
PowerPackages, LLC, a Delaware limited liability company
PowerServices, Inc., a North Carolina corporation
Reid’s Trailer, Inc., a Delaware corporation
UtilityDesign, Inc., a North Carolina corporation
UtilityEngineering, Inc., a North Carolina corporation
PowerSecure Haiti USA, Inc., a Delaware corporation

Marcum Gas Metering, Inc., a Florida corporation
Metretek Contract Manufacturing Company, Inc., a Florida corporation

WaterSecure Holdings, Inc., a Colorado corporation
Marcum Capital Resources, Inc., a Colorado corporation
Marcum Midstream 1995-2 Business Trust, a Delaware statutory trust (Less than majority ownership)

PowerSpring, Inc. a Delaware corporation
Mercator Energy Incorporated, a Colorado corporation

Marcum Denver, Inc., a Colorado corporation